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                                                                  Exhibit 10.10

                                                                   [LOGO]
                                                                     RTI
                                                                INTERNATIONAL
                                                                 METALS, INC.



                                 August 1, 1999



Mr. John H. Odle
Executive Vice President
RTI International Metals, Inc.
1000 Warren Avenue
Niles, OH 44446

Dear Mr. Odle:

          This Letter Agreement sets forth the basis upon which I have been authorized by the Board of Directors of RTI International Metals, Inc. ("Company") to continue your employment in the executive officer position described in paragraph 1 below for the Employment Period (as hereinafter defined). The "Employment Period" shall initially be the period August 1, 1999 through July 31, 2003; provided, however, that on August 1, 2003 and each August 1 thereafter, the Employment Period shall automatically be extended for one additional year unless, not later than the immediately preceding April 1, either you or the Company shall have given written notice to the other that you or it does not wish to extend the Employment Period; and provided further that the Employment Period shall terminate automatically when you attain age 65. In the event this Letter Agreement is terminated for any reason other than your death, your obligations as set forth in paragraph 10 shall survive and be enforceable notwithstanding such termination. This Letter Agreement supersedes and replaces in its entirety the Letter Agreement between you and the Company dated September 1, 1996.

          1. During the Employment Period, you will serve as Executive Vice President of the Company (or on any other executive officer position within the Company to which you may hereafter be elected by the Company's Board of Directors), performing all duties and functions appropriate to that office, as well as such additional duties as the Company's President & Chief Executive Officer or Board of Directors may, from time to time, assign to you. During the Employment Period, you will devote your full time and best efforts to the performance of all such duties.

                                                                   [LOGO]
                                                                     RTI
                                                                INTERNATIONAL
                                                                 METALS, INC.


Mr. John H. Odle
August 1, 1999
Page 2



          2. During the Employment Period, the Company will pay you, in equal monthly installments, as compensation for your services an annual salary of $250,000. This annual salary may be increased from time to time in the sole discretion of the Company, but may only be decreased by the Company with your written consent. Such annual salary, whether increased or decreased, shall constitute your "Base Salary." In addition, you may be awarded such bonuses as the Board of Directors of the Company determines to be appropriate under the Company's Annual Incentive Compensation Plan or any successor bonus plan. You will also be eligible to participate in the Company's 1995 Stock Plan, or any successor stock plan.

          3. You understand and acknowledge that: (1) under the provisions of the United States Steel Corporation Plan for Employee Pension Benefits (Revision of 1950) your first period of employment with the former United States Steel Corporation ("USS"), amounting to 3.58 years of service, cannot be credited as pensionable service when you retire; and (2) under the provisions of the Company's Pension Plan for Eligible Salaried Employees ("Pension Plan") applicable to you, your first period of employment with the Company (January 1, 1968 through July 27, 1973), amounting to 5.58 years of service, also cannot be credited as pensionable service when you retire. Notwithstanding those facts, if you continue in active employment with the Company until either age 65, i.e., until September 30, 2007, or such earlier date as the Company's Board of Directors may approve, the Company, at your retirement, will, from the general assets of the Company, pay you a one time lump sum payment of the then present value of the 9.16 years of non-pensionable service attributable to your first periods of employment with USS and the Company respectively, calculated pursuant to the provisions for determining accrued pension benefits set forth in both the Company's Pension Plan and its Supplemental Pension Program applicable to you at date of retirement and based on your average monthly earnings (or then applicable pensionable earnings) at such time. In addition, should you die prior to age 65 while still actively employed by the Company, the Company will, from the general assets of the Company, pay your surviving spouse, if any, a one time lump sum payment of the then present value of the 9.16 years of non-pensionable service attributable to your first periods of employment with USS and the Company respectively, calculated pursuant to the provision for determining surviving spouse eligibility and pension benefits set forth in both the Company's Pension Plan and its Supplemental Pension Program applicable to you at date of death.

                                                                   [LOGO]
                                                                     RTI
                                                                INTERNATIONAL
                                                                 METALS, INC.


Mr. John H. Odle
August 1, 1999
Page 3



          4. In the event of your death during the Employment Period, your right to all compensation under this Letter Agreement allocable to days subsequent to your death shall terminate and no further payments shall be due to you, your personal representative, or your estate, except for that portion, if any, of your Base Salary that is accrued and unpaid upon the date of your death.

          5. In the event you become physically or mentally disabled, in the sole judgment of physicians selected by the Company's Board of Directors, such that you cannot perform the duties and functions contracted for pursuant to this Letter Agreement, and should such disability continue for at least 180 consecutive days (or in the judgment of such physicians, be likely to continue for at least 180 consecutive days), the Company may terminate your employment upon written notice to you; provided, however, that such termination shall be deemed to be a retirement authorized by the Company's Board of Directors for purposes of paragraph 3 of this Letter Agreement. If your employment is terminated because of physical or mental disability, your right to all compensation under this Letter Agreement allocable to days subsequent to such termination shall terminate and no further payments shall be due to you, your personal representative, or your estate, except for that portion, if any, of your Base Salary that is accrued and unpaid upon the date of termination.

          6. The Company may, upon written notice to you fixing the date of termination, terminate your services during the Employment Period for Cause, (as Cause is defined in paragraph 8(d) below). In such event, your right to receive continued compensation under this Letter Agreement will terminate and no further installments will be paid to you, except for that portion, if any, of your Base Salary that is accrued and unpaid upon the date of termination.

          7. In addition to your annual Base Salary as set forth in Paragraph 2 above, you will be entitled in each calendar year to a vacation with pay in accordance with the vacation policies of the Company. You will also be entitled to: (1) participate in all of the Company's existing and future employee benefit programs applicable to officers of the Company in accordance with the terms of such benefit program plan documents; (2) receive one comprehensive physical examination, at Company expense, in each calendar year, such examination to be conducted by the Cleveland Clinic, the Greenbrier Clinic or comparable facility; and (3) tax preparation and financial planning advice.

                                                                   [LOGO]
                                                                     RTI
                                                                INTERNATIONAL
                                                                 METALS, INC.


Mr. John H. Odle
August 1, 1999
Page 4



          8.      Change of Control Provisions

                  (a) For purposes of this Letter Agreement, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported by it in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

                           (1) any person (within the meaning of that term as
used in Sections 13(d) and 14(d) of the Exchange Act (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that for purposes of this Agreement the term "Person" shall not include (i) the Company or any of its majority-owned subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or

                           (2) the following individuals cease for any reason to
constitute a majority of the number of directors then serving on the Board of Directors of the Company: individuals who, on the date hereof, are serving as directors on the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved, or

                           (3) there is consummated a merger or consolidation of
the Company or a subsidiary thereof with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation, (or the parent of such surviving entity) or the shareholders of the Company approve a plan of complete

                                                                   [LOGO]
                                                                     RTI
                                                                INTERNATIONAL
                                                                 METALS, INC.


Mr. John H. Odle
August 1, 1999
Page 5



liquidation of the Company, or there is consummated the sale or other disposition of all or substantially all of the Company's assets.

                  (b) In the event of a Change in Control of the Company, you may, at your sole option, terminate your employment with the Company within the initial 90 calendar days from the occurrence of such Change in Control (a "Sole Option" termination). If your employment is involuntarily terminated by the Company other than for Cause within such initial 90 calendar day period, if you elect a Sole Option termination, or if, after the first 90 calendar days following a Change in Control you terminate for Good Reason, you shall not be required to remain in the Company's employ, and the benefits set forth in paragraph 8(g) shall be applicable.

                  (c) If any of the events described above constituting a Change in Control of the Company shall have occurred, you shall be entitled to the benefits provided in paragraph 8(g) hereof upon the termination of your employment during the term of this Letter Agreement unless such termination is
(i) because of your death or disability, (ii) by the Company for Cause, (iii) by you other than for Good Reason after the first 90 calendar days after a Change in Control has occurred, or (iv) on or after the date that you attain age sixty-five (65). In the event your employment with the Company is terminated for any reason prior to the occurrence of a Change in Control, you shall not be entitled to any benefits under this paragraph 8; provided, however, that if your employment is terminated prior to a Change in Control without Cause at the direction of a person who has entered into an agreement with the Company, the consummation of which will constitute a Change in Control, your employment shall be deemed to have terminated following a Change in Control. Your entitlement to benefits under any of the Company's retirement plans will not adversely affect your rights to receive payments hereunder.

                  (d) Termination by the Company of your employment for "Cause" shall mean termination upon (i) the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from a Sole Option termination by you within the first 90 calendar days after a Change in Control has occurred or thereafter for Good Reason), after a demand for substantial performance is delivered to you that specifically identifies the manner in which the Company believes that you have not substantially performed your duties, and you have failed to resume substantial performance of your duties on a continuous basis within fourteen (14) days of receiving such demand, (ii) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise or
(iii) your conviction of any felony or conviction of a misdemeanor which impairs your ability substantially to perform your duties with the Company. For purposes of this paragraph, no act, or failure

                                                                   [LOGO]
                                                                     RTI
                                                                INTERNATIONAL
                                                                 METALS, INC.


Mr. John H. Odle
August 1, 1999
Page 6



to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

                  (e) For purposes of this Letter Agreement, "Good Reason" shall mean, without your express written consent, the occurrence after a Change in Control of the Company of any one or more of the following:

                           (1) the assignment to you of duties inconsistent with
your position immediately prior to the Change in Control;

                           (2) a reduction or alteration in the nature of your
position, duties, status or responsibilities from those in effect immediately prior to the Change in Control;

                           (3) the failure by the Company to continue in effect
any of the Company's employee benefit plans, programs, policies, practices or arrangements in which you participate (or substantially equivalent successor or replacement employee benefit plans, programs, policies, practices or arrangements) or the failure by the Company to continue your participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed immediately prior to the Change in Control;

                           (4) the failure of the Company to obtain a
satisfactory agreement from any successor to the Company to assume and agree to perform this Letter Agreement;

                           (5) any purported termination by the Company of your
employment that is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph (f) below, and for purposes of this Letter Agreement, no such purported termination shall be effective; and

                           (6) the Company's requiring you to be based at a
location in excess of fifty (50) miles from the location where you are based immediately prior to the Change in Control.

                                                                   [LOGO]
                                                                     RTI
                                                                INTERNATIONAL
                                                                 METALS, INC.


Mr. John H. Odle
August 1, 1999
Page 7


                  (f) Any termination by the Company for Cause or by you for Sole Option or Good Reason shall be communicated by Notice of Termination to the other party hereto. For purposes of this Letter Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Letter Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

                  (g) Following a Change in Control of the Company, as defined above, upon termination of your employment you shall be entitled to the following benefits:

                           (1) If your employment shall be terminated by the
Company for Cause or by you other than by Sole Option or Good Reason, the Company shall pay you your full Base Salary through the date of termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

                           (2) If your employment terminates by reason of your
death or disability, your benefits shall be determined in accordance with paragraphs 3, 4 and 5 of this Letter Agreement and the Company's retirement, survivor's benefits, insurance and other applicable programs and plans, then in effect.

                           (3) If your employment by the Company shall be
terminated (i) by the Company other than for Cause, your death or disability, or
(ii) by you by Sole Option or (iii) by you for Good Reason, you shall be entitled to the benefits (the "Severance Payments") provided in paragraphs 8(g)(3), (i), (ii), (iii), (iv) and (v) following, which Severance Payments shall be in lieu of and cancel any further rights you have to receive any Base Salary that would be otherwise due under paragraph 2 of this Letter Agreement:

                                    (i) the Company shall pay you your full Base
Salary through the date of termination at the rate in effect at the time Notice of Termination is given;

                                    (ii) the Company will pay as severance
benefits to you, not later than the fifth day following the date of termination, a lump sum severance payment (the "Severance Payment") equal to the product of (1) a fraction, the numerator of which is equal to the lesser of (x) thirty-six (36) or (y) the number of full and partial

                                                                   [LOGO]
                                                                     RTI
                                                                INTERNATIONAL
                                                                 METALS, INC.


Mr. John H. Odle
August 1, 1999
Page 8



months existing between the date of termination and your sixty-fifth (65th) birthday and the denominator of which is equal to twelve (12), and (2) the sum of(x) your annual Base Salary in effect immediately prior to the occurrence of the circumstances giving rise to such termination, and (y) the amount, if any, of the highest annual bonus awarded to you under any annual bonus plan of the Company during the four (4) years immediately preceding date of termination;

                                    (iii) the options previously issued to you
under any option or incentive plan of the Company to purchase shares of Common Stock of the Company (Option Shares), as well as any previously unvested shares of Restricted Stock granted to you, shall irrevocably vest upon any such termination and the stock options for such Option Shares shall become thereafter uncancellable by the Company;

                                   (iv) in the event that you become entitled to
the Severance Payments, if any of the Severance Payments or other portion of the Total Payments (as defined below) will be subject to the tax (the "Excise Tax") imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to you at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by you, after deduction of (1) any Excise Tax on the Severance Payments and such other Total Payments, and (2) any federal, state and local income tax, FICA-Health Insurance tax, and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Severance Payments and such other Total Payments. For purposes of determining whether any of the payments will be subject to the Excise Tax and the amount of such Excise Tax, (1) any other payments or benefits received or to be received by you in connection with a Change in Control of the Company or your termination of employment whether pursuant to the terms of this Letter Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person (together with the Severance Payment, the "Total Payments") shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(l) shall be treated as subject to the Excise Tax, except to the extent that in the opinion of tax counsel selected by the Company's independent auditors and acceptable to you such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section

                                                                   [LOGO]
                                                                     RTI
                                                                INTERNATIONAL
                                                                 METALS, INC.


Mr. John H. Odle
August 1, 1999
Page 9



280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (2) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of(A) the total amount of the Total Payments or (B) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (1), above), and (3) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the date of termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of your employment, you shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of your employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

                                    The payments provided for in the paragraph
above shall be made not later than the fifth day following the date of termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate as determined in good faith by the Company of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the date of termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you payable on the fifth day after demand by the

                                                                   [LOGO]
                                                                     RTI
                                                                INTERNATIONAL
                                                                 METALS, INC.

Mr. John H. Odle
August 1, 1999
Page 10



Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code);

                                    (v) The Company shall also pay to you all
legal fees and expenses incurred by you as a result of such termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Letter Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder); and

                                    (vi) for a twenty-four (24) month period
after date of termination, the Company will arrange to provide you at the Company's expense with life, disability, accident and health insurance benefits substantially similar to those which you were receiving immediately prior to the Notice of Termination; but benefits otherwise receivable by you pursuant to this paragraph shall be reduced to the extent comparable benefits are actually received by you during the twenty-four (24) month period following your termination, and any such benefits actually received by you shall be reported to the Company.

                  (h) You shall not be required to mitigate the amount of any Severance Payments provided for in this paragraph 8 by seeking other employment or otherwise, nor, except as provided in paragraph (vi) above, shall the amount of any payment or benefit provided for in this paragraph 8 be reduced by any compensation or benefit earned by you as the result of employment by another employer after the date of termination, or otherwise.

                  (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof employing you to expressly assume and agree to perform this Letter Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Letter Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled hereunder if you terminate your employment for Good Reason.

                                                                   [LOGO]
                                                                     RTI
                                                                INTERNATIONAL
                                                                 METALS, INC.


Mr. John H. Odle
August 1, 1999
Page 11



          9. This Letter Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Letter Agreement, to your devisee, legatee or other designee or, if there is not such designee, to your estate.

          10. As additional consideration for the compensation and benefits provided to you pursuant to this Letter Agreement, you agree that you will not, for a period of 24 months after the end of the Employment Period, or the termination of your employment with the Company (whichever first occurs), directly or indirectly, compete with, engage in the same business as, be employed by, act a consultant to, or be a director, officer, employee, owner or partner, or otherwise participate in or assist (including, without limitation, by soliciting customers for, or individuals to provide services to), any business or organization which competes with the Company or any subsidiary or affiliate thereof. In addition, you agree that during such 24-month period, you will not directly or indirectly induce, or attempt to influence, any employee of the Company or any subsidiary or affiliate thereof to terminate his or her employment with the Company or any subsidiary or affiliate thereof or in any manner seek to engage or seek to employ any such employee (whether or not for compensation) such that such employee would thereafter be unable to devote his or her full efforts to the business then conducted by the Company or any subsidiary or affiliate thereof. These restrictions shall not apply if you terminate your employment with the Company by Sole Option or for Good Reason after a Change in Control of the Company. For purposes of this Paragraph 10, you will not be deemed to have breached your commitment merely because you own, directly or indirectly, not more than one percent (1%) of the outstanding common stock of such a corporation if, at the time you acquire such stock, such stock is listed on a national securities exchange or is regularly traded in the over-the-counter market by a member of either a national securities exchange or the National Association of Securities Dealers, Inc. In order to protect the interest of the Company, you will also maintain in strict confidence and not disclose to any other person or entity any information received from any source in the Company or developed by you in the course of performing your duties for the Company. This obligation shall not extend to: (a) anything you can establish as known to you from a source outside the Company, (b) anything which has been published or becomes published hereafter other than by you, or (c) anything which you receive from a non-Company source without restriction on its disclosure. Should you breach or threaten to breach the commitments in this Paragraph 10, and in recognition of the fact that the Company would not under such circumstances be adequately compensated by money damages, the Company shall be entitled, in addition to any other rights and remedies available to it, to

                                                                   [LOGO]
                                                                     RTI
                                                                INTERNATIONAL
                                                                 METALS, INC.


Mr. John H. Odle
August 1, 1999
Page 12



an injunction restraining you from such breach. Further, you acknowledge and agree that the provisions of this Paragraph 10 are necessary, reasonable, and proportionate to protect the Company during such noncompetition period.

          11. The Company's Stock Plan Committee has granted to you 26,000 shares of restricted stock subject to your execution of a Restricted Stock Grant in the form attached hereto. The restriction period with regard to such shares shall commence August 1, 1999 and end July 31, 2003.

         12. The validity, interpretation, construction and performance of this Letter Agreement shall be governed by the laws of the State of Ohio.

          If the provisions of this Letter Agreement are acceptable to you, please sign one original copy of this Letter Agreement and return it to me. You may retain the second signed original for your files.

                                         Very truly yours,

                                         RTI International Metals, Inc.



                                         By /s/ TIMOTHY G. RUPERT
                                            ------------------------------
                                            Timothy G. Rupert
                                            President & Chief Executive Officer


Attachment


Confirmed:


/s/ JOHN H. ODLE
---------------------------
John H. Odle

     8-11-99
---------------------------
Date